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                                                                    Exhibit 10.9

                           Software License Agreement

                                 by and between

                                 RADVISION LTD.
                  24 Raoul Wallenberg Street, Tel Aviv, Israel

                           - henceforth "RADVISION" -

                                       and

                           SIEMENS AKTIENGESELLSCHAFT
                    Hofmannstrasse 51, 81359 Munchen, Germany

                            - henceforth "SIEMENS" -

                       - RADVISION and SIEMENS henceforth
       individually referred to as "Party" and jointly as the "Parties" -


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TABLE OF CONTENTS


1    DEFINITIONS...................................................................................4

2    RIGHTS OF SIEMENS.............................................................................7

3    TRADENAMES, TRADEMARK NOTICES.................................................................8

4    INTELLECTUAL PROPERTY RIGHTS..................................................................8

5    DELIVERABLES..................................................................................9

6    ACCEPTANCE...................................................................................10

7    WARRANTY.....................................................................................11

8    PAYMENT, RECORD KEEPING, REPORTS, AUDIT......................................................13

9    INDEMNIFICATION..............................................................................15

10   PRODUCT LIABILITY AND FORCE MAJEURE..........................................................16

11   MAINTENANCE..................................................................................17

12   TECHNICAL SUPPORT; TRAINING..................................................................19

13   CONFIDENTIALITY, MEDIA RELEASES..............................................................20

14   EXPORT CONTROL...............................................................................20

15   NOTICES......................................................................................21

16   ARBITRATION, GOVERNING LAW...................................................................21

17   TERM AND TERMINATION.........................................................................22

18   ISO STANDARDS................................................................................24

19   MISCELLANEOUS................................................................................24



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ANNEXES:

Annex 1:   Specifications and criteria of the SOFTWARE PRODUCTS
Annex 2:   SYSTEM DOCUMENTATION
Annex 3:   [intentionally deleted]
Annex 4:   REFERENCE ENVIRONMENT
Annex 5:   License and maintenance fees and technical support and training rates
Annex 6:   Maintenance Provisions
Annex 7:   Export Control Data
Annex 8:   List of Sub-Contractors


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PREAMBLE

This Agreement is made and entered into as of February 23, 2000 by and between RADVision Ltd. ("RADVISION"), with its offices at 24 Raoul Wallenberg Street, Tel Aviv, Israel and Siemens Aktiengesellschaft ("SIEMENS") with its offices at Hofmannstr. 51, D-81359 Muenchen, Germany.

WHEREAS, RADVISION holds any and all rights, title and interest in and to the SOFTWARE PRODUCTS (as hereinafter defined), especially the right to use, copy, market, distribute, sublicense, modify and/or otherwise dispose of the SOFTWARE PRODUCTS; the same applying mutatis mutandis to SYSTEM DOCUMENTATION (as hereinafter defined);

WHEREAS, SIEMENS intends, under the terms and conditions specified herein, to combine the SOFTWARE PRODUCTS unmodified and/or modified and/or portions thereof
- with equipment and/or other computer software programs distributed and marketed by SIEMENS, its RELATED COMPANIES and/or its DISTRIBUTORS( both as hereinafter defined). It is understood by both Parties that the SOFTWARE PRODUCTS may be sold and/or licensed only as EMBEDDED PRODUCTS ( as hereinafter defined).

WHEREAS, SIEMENS is interested in acquiring license rights for the SOFTWARE PRODUCTS, as set forth in this AGREEMENT;

WHEREAS, RADVISION is willing to grant SIEMENS such license rights on the terms and conditions set out in this AGREEMENT;

NOW, THEREFORE, RADVISION and SIEMENS, in consideration of the premises and covenants as stated herein, hereby agree as follows:

1      DEFINITIONS

       For the purposes of this AGREEMENT, the definitions set forth in this Clause shall apply to the respective capitalized terms:

1.1 "SOFTWARE PRODUCTS" shall mean the computer software programs in SOURCE CODE and OBJECT CODE form, as described in Annex 1, including MODIFICATIONS, UPGRADES, UPDATES and BUG FIXES, originating from RADVISION.

1.2 "EMBEDDED PRODUCT" shall mean a SOFTWARE PRODUCT either in modified or unmodified form physically integrated into hardware and/or software developed, manufactured and/or marketed/distributed by SIEMENS, its RELATED COMPANIES and/or its DISTRIBUTORS.

1.3 "NEW SOFTWARE PRODUCT" shall mean a computer software program, the functionality of which is comparable to the functionality of the most recent UPGRADE of the respective SOFTWARE PRODUCT but whose functionality as generated by the SOURCE CODE differs from the previous UPGRADE of the respective SOFTWARE PRODUCT by more than 50 per cent. Translations shall not be deemed to constitute NEW SOFTWARE PRODUCT. Each NEW SOFTWARE PRODUCT shall - upon written request of SIEMENS - be incorporated into this AGREEMENT by written amendments, whereupon the Parties shall agree in good faith on reasonable charges for such NEW SOFTWARE PRODUCT.

1.4 "SOURCE CODE" shall mean a copy of the SOFTWARE PRODUCTS written in higher-level programming languages in a form convenient for reading and review by a trained individual, such as a printed or written listing of programs, containing specific algorithms, instructions, plans,


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       routines and the like, for controlling the operation of a computer workstation and/or a central processing unit, but which is not in a form that it would be suitable for execution directly on computer hardware. SOURCE CODE may be translated into OBJECT CODE for operation on computer equipment through the process of compiling, assembling or interpreting.

1.5 "OBJECT CODE" shall mean the machine-readable form of the SOFTWARE PRODUCTS resulting from the translation or processing of SOURCE CODE by computer equipment into machine language or intermediate code, and which is in that form of computer software programs which is not convenient to human understanding of the program logic, but which is appropriate for execution or interpretation by computer.

1.6 "SYSTEM DOCUMENTATION" shall mean the SOFTWARE PRODUCTS' specifications necessary for the technical, programming, maintenance and support manuals including program listings as defined in Annex 2. RADVISION shall deliver and for the term of this AGREEMENT shall continue to provide the most recent version of SYSTEM DOCUMENTATION.

1.7 "REFERENCE ENVIRONMENT" shall mean communication technology and information technology systems, whether hardware or software, as defined in Annex 4, on which the SOFTWARE PRODUCTS shall fully operate, and their future successor products, versions and releases.

1.8 "DISTRIBUTOR" shall mean any third party which has been granted the right by SIEMENS or any of its RELATED COMPANIES to distribute the EMBEDDED PRODUCT, subject to the terms and conditions herein.

1.9 "END-USER" shall mean a customer of SIEMENS or of a RELATED COMPANY or a DISTRIBUTOR, by whom EMBEDDED PRODUCTS are used in the regular course of such customers' business and not for resale.

1.10 "RELATED COMPANIES" shall mean any company directly or indirectly owned or controlled by SIEMENS. Ownership or control shall exist through the direct or indirect ownership of fifty (50) % or more of the nominal value of the issued equity share capital or other voting ownership or equity interest or of 50 % or more of the participation giving entitlement to vote at the election of directors or persons performing similar functions, or the right by any other means to elect or appoint directors or persons performing similar functions. In countries where equal or majority share holding or control by SIEMENS is legally impossible minority shareholding shall be sufficient, provided SIEMENS holds the maximum share holding as possible at such country, and for the purposes of this AGREEMENT be deemed to constitute RELATED COMPANIES.

1.11 "AGREEMENT" shall mean the present Software License Agreement, all attached annexes and documents referenced and all amendments hereto, if any, agreed by the Parties at a future date.

1.12 "EFFECTIVE DATE" shall mean the last date of signing of this AGREEMENT by any of the Parties.

1.13 "IP RIGHTS" shall mean any and all intellectual and industrial property rights, including copyrights, patents, patent applications and trademarks, and other proprietary rights such as trade secrets and know-how contained in SOFTWARE PRODUCTS and/or SYSTEM DOCUMENTATION.

1.14 "MODIFICATION" shall mean any change, modification, enhancement, addition, correction done by or on behalf of RADVISION (but not any translation in another language other than English) to or of the SOFTWARE PRODUCTS, or any derivative work created by or on behalf of RADVISION based on the SOFTWARE PRODUCT.

1.15 "UPDATES" - shall mean an update of any SOFTWARE PRODUCT made available by RADVISION to its existing customers of the SOFTWARE PRODUCT that contain BUG FIXES


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       and/or minor enhancements or improvements, but do not contain significant new features, according to RADVISION's reasonable discretion. Each function or feature which operated properly in the immediately preceding SOFTWARE PRODUCT release must operate properly and consistently in any subsequent UPDATE, except when explicitly approved otherwise in writing by SIEMENS with respect to a specific UPDATE.

1.16 "UPGRADE" - shall mean an upgrade of any SOFTWARE PRODUCT made available by RADVISION to its existing customers of the SOFTWARE PRODUCT that contain major enhancements and new features according to RADVISION's reasonable discretion.

1.17 "BUG FIXES" - shall mean a fix of an error in any SOFTWARE PRODUCT and / or the SYSTEM DOCUMENTATION. BUG FIXES shall apply to all deliverables from RADVISION such as SOURCE CODE and/or OBJECT CODE and SYSTEM DOCUMENTATION.

1.18 "CLIENT APPLICATION" shall mean end station applications whose functionality makes use of the H.323 stack. In contrast to SERVER APPLICATIONS, CLIENT APPLICATIONS do not provide a centralized service.

1.19 "SERVER APPLICATION" shall mean an application providing a centralized service that is based on the H.323 stack and terminate the voice, video and/or data stream. Examples for such services are Messaging Services, Telephony Feature Services, Proxy Services for powered down clients, ACD, etc.

1.20 "NETWORK APPLICATION" shall mean applications using the H.323 stack and that do not terminate the voice, video, and/or data streams, but forward them to another entity. Examples for NETWORK APPLICATIONS are H.323 Gateways, Firewalls with H.323 stack or call control on UNIX or NT Servers.

1.21 "H.323 STANDARD" or "H.323" shall mean the issued recommendation of the International Telecommunications Union ("ITU"), and any revisions, updates or enhancements to such recommendation duly approved by the ITU from time to time. Such standard generally relates to transmission of audio and visual data over packet networks such as intranets and the internet.

1.22 "CONFIDENTIAL INFORMATION" shall mean any information indicated as confidential at the time of disclosure (including but not limited to all or any part of written and/or oral and/or computer information disclosed by RADVISION to SIEMENS relating to RADVISION's business, past, present and future, financial information, and commercial information, as well as technical, technological and other proprietary information, including but not limited to the following: computer programs in any form - object code and source code, documentation, installation programs, software code, actual products, prototypes, samples, designs, schematics, configurations, specifications, techniques, drawings, kits, concepts, ideas and all other information, written or oral, relating to the SOFTWARE PRODUCT.) Confidential Information includes as well corrections, updates, new releases and new versions of the above.

       Oral disclosures shall be deemed confidential only if in addition to the indication summarized in writing by the disclosing Party within 30 days. Without prejudice to any other information and for the purposes of this AGREEMENT, SOURCE CODE, SYSTEM DOCUMENTATION and license accounts shall always be considered "Confidential".

1.23 COMPETITIVE PRODUCTS shall mean products that support substantially the same functionality as the SOFTWARE PRODUCTS.


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2      RIGHTS OF SIEMENS

2.1 RADVISION hereby grants to SIEMENS solely the following world-wide, non-exclusive, non-transferable, royalty-bearing licenses, which are perpetual and irrevocable subject to the terms and conditions of this
       AGREEMENT:

(i) a license to use, copy and modify and have used, copied and modified the SOFTWARE PRODUCTS for the sole purpose of developing, creating and maintaining EMBEDDED PRODUCTS .

(ii) a license to copy or have copied the EMBEDDED PRODUCTS to the extent necessary to fully utilize the rights granted herein.

(iii) a license to distribute the EMBEDDED PRODUCTS only in OBJECT CODE form world-wide and sub-license (i) the right to use the EMBEDDED PRODUCTS in OBJECT CODE form and (ii) the right to create limited copies of the EMBEDDED PRODUCTS for archival purposes, both to END-USERS for the purpose of the END-USER's utilization of hardware and/or software developed, manufactured and/or marketed/distributed by SIEMENS, its RELATED COMPANIES and/or its DISTRIBUTORS.

(iv) a license to sublicense to RELATED COMPANIES and DISTRIBUTORS (a) the rights as stated in Clause 2.1 (iii) (b) the right to copy the EMBEDDED PRODUCT only in OBJECT CODE form to the extent necessary to fully utilize their rights granted to them by SIEMENS according to this AGREEMENT, and
       (c) the right to sublicense the right to create limited copies of the EMBEDDED PRODUCT for archival purposes only to the END-USER.

       In no event shall SIEMENS have the right to market or sublicense the SOFTWARE PRODUCT, whether with modifications or without modifications, or the EMBEDDED PRODUCT in SOURCE CODE form whatsoever.

2.2 On request of RELATED COMPANIES, RADVISION shall enter into a separate written license agreement with those RELATED COMPANIES in order to grant them the same rights SIEMENS has under Clause 2.1. Such agreement shall contain provisions substantially similar to this AGREEMENT except for the lump sum, the royalties and the maintenance fees which may differ from those set forth herein. Subject to RADVISION's awareness that a company is a RELATED COMPANY, RADVISION will immediately inform SIEMENS in writing if RADVISION receives such a request of a RELATED COMPANY. In case of the RELATED COMPANIES Infineon Technologies AG, SBS GmbH & Co OHG, the agreement shall provide only royalties and maintenance fees, but no lump sum additional to the sum paid by SIEMENS under this AGREEMENT.

2.3 On request of a Minority Company, as defined below, RADVISION shall enter into a separate written license agreement as described in paragraph 2.2 with such companies provided that the business interests of RADVISION are not adversely affected by such an agreement. "Minority Company" shall mean any company directly or indirectly owned or controlled by SIEMENS by a percentage of 40 to less than 50 % through the direct or indirect ownership of 40 % to less than 50 % of the nominal value of the issued equity share capital or other voting ownership or equity interest or of 40 to less than 50 % of the participation giving entitlement to vote at the election of directors or persons performing similar functions, or the right by any other means to elect or appoint directors or persons performing similar functions, provided such company is not a RELATED COMPANY. RADVISION will immediately inform SIEMENS in writing if RADVISION receives such a request of a Minority Company.


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2.4    SIEMENS may at its discretion engage subcontractors and have them perform work for and on behalf of SIEMENS including but not limited by authorizing them for the sole purpose of performing such work to use, to copy, to modify and/ or to otherwise work with the SOFTWARE PRODUCT in its SOURCE CODE form and RADVISION's CONFIDENTIAL INFORMATION, provided that such subcontractor shall (1) not be listed in Annex 8 attached hereto, and (2) have signed an agreement with SIEMENS that shall bind this subcontractor in writing to observe confidentiality obligations concerning the non-disclosure of the SOURCE CODE of the SOFTWARE PRODUCTS being not less stringent than the confidentiality obligations of SIEMENS under this AGREEMENT, and (3) warrant not to be engaged in producing COMPETITIVE PRODUCTS.

2.5 RADVISION hereby grants to SIEMENS the world-wide, non-exclusive, non-transferable, and subject to the terms and conditions of this AGREEMENT perpetual and irrevocable right to use, copy, translate and modify and/or to have used, copied, translated, modified any SYSTEM DOCUMENTATION in unmodified or modified form, for the purposes of utilizing the rights granted in Clause 2.1.

2.6 RADVISION hereby grants to SIEMENS the right to sublicense its rights regarding the SYSTEM DOCUMENTATION as set forth in 2.4 in connection with the sublicensing of EMBEDDED PRODUCTS, provided that the rights regarding the SYSTEM DOCUMENTATION are not sublicensed to END-USERs.

2.7 If migration to communication technology and information technology systems other than the REFERENCE ENVIRONMENT is requested by SIEMENS, RADVISION shall provide to SIEMENS the necessary MODIFICATIONS of the SOFTWARE PRODUCT, subject to the payment by SIEMENS of charges not higher than those usually charged by RADVISION to customers comparable to SIEMENS.

3      TRADENAMES, TRADEMARK NOTICES

3.1 RADVISION hereby grants and agrees to grant to SIEMENS, its RELATED COMPANIES and DISTRIBUTORS, the right to use and reproduce all present and future pertinent tradenames, and trademarks, with regard to the SOFTWARE PRODUCTS and EMBEDDED PRODUCTS in its original or duly abbreviated version. RADVISION shall grant respective rights to future trademarks, with regard to the SOFTWARE PRODUCT in its original or modified form whenever they come into existence.

3.2 SIEMENS and its RELATED COMPANIES may add and use its own name, trade name, logo, trademark(s) and intellectual property rights notices with regard to EMBEDDED PRODUCTS, in particular for the purposes of distribution and marketing.

3.3 Each of the Parties agrees, covenants and warrants that it shall not use, make reference to or otherwise designate in writing any of the other Party's trademarks, tradenames or other proprietary notices, except as specifically authorized in this AGREEMENT or any other legally binding agreement between the Parties, without the prior written consent of such other Party.

4      INTELLECTUAL PROPERTY RIGHTS

4.1. Sublicensing Terms. An END-USER may be authorized only to use the EMBEDDED PRODUCT pursuant to a written agreement between Siemens, a RELATED COMPANY or a DISTRIBUTOR, as the case may be, and the END-USER. The terms and conditions of all such agreements shall provide substantially the same protection for the EMBEDDED PRODUCT as the terms and


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       conditions SIEMENS uses for its other software products, or the terms set forth herein this AGREEMENT.

4.2 Legends and Notices. SIEMENS agrees to reproduce, on all copies of the SOFTWARE PRODUCTS and EMBEDDED PRODUCTS and the SYSTEM DOCUMENTATION in unmodified or modified form, a RADVISION copyright notice in a form approved in advance by RADVISION. The copyright notice shall be the same or similar to the following: "Portions of this software are (C) 1996-20__ RADVision Ltd. All IP Rights in such portions of the software products and documentation are owned by RADVision and are protected by United States copyright laws, other applicable copyright laws and international treaty provisions. RADVision and its suppliers retain all rights not expressly granted." If copyright is originated in more than one year, mentioning of the first and last year shall be sufficient. In the case of a new copyright (e.g. in UPGRADES), the respective notification shall be included in the UPGRADE whenever the latter is printed after written notification by RADVISION of such new copyright.

4.3. Title. Notwithstanding, anything contained in this AGREEMENT to the contrary, title in and to the SOFTWARE PRODUCTS and SYSTEM DOCUMENTATION, additions and MODIFICATIONS to the SOFTWARE PRODUCTS created by RADVISION, including but not limited to, all copyright, patent, trade secret rights, and intellectual property rights shall remain in and with RADVISION.

4.4 SIEMENS shall sufficiently ensure the IP RIGHTS of RADVISION in the SOFTWARE PRODUCT when granting software sub-licenses to subcontractors by using similar terms and conditions SIEMENS regularly uses vis-a-vis comparable subcontractors when licensing its own computer software programs. SIEMENS shall reproduce on the EMBEDDED PRODUCT all notices regarding said RADVISION's rights.

4.5 If a subcontractor of SIEMENS is using the SOFTWARE PRODUCT it has got from SIEMENS in violation of such subcontractor's right as set forth herein this AGREEMENT, SIEMENS shall adequately pursue RADVISION's rights regarding the SOFTWARE PRODUCT and furnish all available and non-confidential information concerning such improper use of the SOFTWARE PRODUCT.

4.6 Without undue delay SIEMENS shall notify RADVISION if it comes to SIEMENS' knowledge that a specific subcontractor of the SOFTWARE PRODUCT is infringing RADVISION's proprietary rights. This Clause 4.6 shall not be construed to constitute an obligation on the part of SIEMENS, its RELATED COMPANIES or DISTRIBUTORS to grant RADVISION access to SIEMENS' customer list.

5      DELIVERABLES

5.1    For the purposes of this AGREEMENT and at no cost to SIEMENS, within five
       (5) business days of the EFFECTIVE DATE RADVISION shall deliver to SIEMENS the SOFTWARE PRODUCTS in SOURCE and OBJECT CODE form and the SYSTEM DOCUMENTATION on CD media. The SYSTEM DOCUMENTATION on CD will be delivered as detailed in Annex 2.

5.2 At any time during the term of this AGREEMENT, RADVISION shall render to SIEMENS at the earliest possible advance written notification of any MODIFICATION, UPDATES, UPGRADES, and of new features, functionality and/or interfaces of the SOFTWARE PRODUCTS.

5.3 Immediately after the respective release, subject to the maintenance provisions contained in this AGREEMENT, RADVISION shall deliver to SIEMENS the MODIFICATION, UPDATE and / or BUG FIX together with the latest version of the SOFTWARE PRODUCTS in SOURCE CODE and


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       OBJECT CODE form and the latest version of the SYSTEM DOCUMENTATION at no cost to SIEMENS on appropriate media.

6      ACCEPTANCE

6.1 SIEMENS shall be entitled to evaluate the SOFTWARE PRODUCTS and the SYSTEM DOCUMENTATION delivered by RADVISION within 30 (thirty) days (the "Evaluation Period") after the delivery of the SOFTWARE PRODUCTS and the SYSTEM DOCUMENTATION according to Clause 5.1.

6.2 Within 20 (twenty) working days of the expiry of the Evaluation Period, SIEMENS shall submit a written acceptance or rejection notice to RADVISION. A rejection notice shall be accompanied by a report on each failure of the SOFTWARE PRODUCTS to meet the specifications and criteria stated in Annex 1, 2, 3 and 4 and the functionality described in all related SYSTEM DOCUMENTATION, and a failure of the SYSTEM DOCUMENTATION to meet the requirements of Annexes 2 and 3 respectively, provided that SIEMENS has noticed such failure during the Evaluation Period. If RADVISION does not receive any written notice within the above time period the SOFTWARE PRODUCT and the SYSTEM DOCUMENTATION shall be deemed to be accepted by SIEMENS.

6.3 Acceptance shall be determined by SIEMENS and has to be demonstrated by RADVISION by conformance to the specifications and criteria stated in Annex 1, 2, 3 and 4, which may be amended from time to time by mutual written agreement of the Parties, and the functionality described in all related SYSTEM DOCUMENTATION. In case of any divergences the agreed specifications and criteria (including written amendment(s), if any) as per Annexes 1, 2, 3 and 4 shall prevail over the SYSTEM DOCUMENTATION.

6.4 Within 1 (one) month of receipt of any rejection notice (henceforth "the Correction Period"), RADVISION shall at no cost to SIEMENS make best efforts to correct and deliver corrected and tested SOFTWARE PRODUCTS and / or SYSTEM DOCUMENTATION to SIEMENS together with a statement of the corrections made by RADVISION.

6.5 After receipt of the corrected SOFTWARE PRODUCTS and / or SYSTEM DOCUMENTATION and the statement of corrections as per Clause 6.4, SIEMENS is entitled to re-evaluate such corrected and tested SOFTWARE PRODUCTS and / or SYSTEM DOCUMENTATION . One half of the costs of re-evaluation shall be borne by RADVISION if and when the costs per incident exceed US $ 5000, provided that the costs to be borne by RADVision shall in no event exceed the amount of US $ 15,000. This procedure will be repeated until SIEMENS accepts the deliverables in writing. However, if sixty (60) days after SIEMENS has received the corrected SOFTWARE PRODUCTS and / or SYSTEM DOCUMENTATION, RADVISION does not receive any written notice, the SOFTWARE PRODUCTS and the SYSTEM DOCUMENTATION shall be deemed to be accepted by SIEMENS.

6.6 If corrections provided by RADVISION in compliance with the Correction Period are repeatedly insufficient to achieve full compliance with Clause
       6.2 obligations, or if RADVISION fails to provide necessary corrections and tests in due time, or if SIEMENS' interest in the SOFTWARE PRODUCTS and / or SYSTEM DOCUMENTATION becomes frustrated due to the delay in submitting SOFTWARE PRODUCTS and / or SYSTEM DOCUMENTATION complying with Clause 6.2 obligations, SIEMENS may at its option and notwithstanding any other right it may have under applicable law:

       6.6.1 either propose a re-scheduled correction period. Rejection of any SOFTWARE PRODUCTS and / or SYSTEM DOCUMENTATION shall be cured by delivery to SIEMENS within said re-scheduled correction period of a SOFTWARE PRODUCT and / or SYSTEM DOCUMENTATION which complies with Clause 6.2 obligations and accompanied by a statement of correction from RADVISION; or

       6.6.2 elect to accept the non-acceptable Software Product and / or SYSTEM DOCUMENTATION in its then-current condition, or

       6.6.3 finally reject the non-acceptable SOFTWARE PRODUCT and / or SYSTEM DOCUMENTATION and terminate this AGREEMENT with regard to such non-acceptable SOFTWARE PRODUCT or with regard to all SOFTWARE PRODUCTS. If SIEMENS elects to terminate the AGREEMENT pursuant to this Clause 6.6.3, RADVISION shall immediately return to SIEMENS the lump sum payments made to RADVISION regarding the SOFTWARE PRODUCT to which the termination of the AGREEMENT relates. Performance of RADVISION of this obligation shall take place upon SIEMENS' return of the non-acceptable SOFTWARE PRODUCT to which the termination of the AGREEMENT relates and any copies and accompanying SYSTEM DOCUMENTATION thereof to RADVISION. In case of termination with respect to some but not all SOFTWARE PRODUCTS, any rights granted to END-USERS shall not terminate and the AGREEMENT shall remain in full force and effect with respect to the other SOFTWARE PRODUCTS, if any. The right of SIEMENS to terminate the entire AGREEMENT under Clause 17 remains unaffected.


7      WARRANTY

7.1 RADVISION warrants that the SOFTWARE PRODUCTS and the SYSTEM DOCUMENTATION will meet and comply with all specifications and criteria as set forth in Annexes 1, 2, 3 and 4. The same applies with regard to MODIFICATIONS, UPGRADES, and UPDATES to the then applicable specification and criteria. SIEMENS acknowledges that the SOFTWARE PRODUCTS may have errors or may not perform uninterrupted. Additionally, RADVISION does not warrant that the SOFTWARE PRODUCTS shall meet SIEMENS' requirements nor that it shall perform or operate in combination with other products.

7.2 If any SOFTWARE PRODUCT or SYSTEM DOCUMENTATION supplied by RADVISION fails to comply with this warranty within 12 (twelve) months of acceptance as per Clause 6, RADVISION shall make best efforts to correct all faults at no cost to SIEMENS in accordance with the detailed provisions set forth in Annex 6. The above obligation and the following procedure in this Clause 7 shall be SIEMENS' sole and final remedy for any claim regarding RADVISION's warranty set forth in Clause 7.1.

7.3 Should RADVISION be unable to provide a solution for errors within the time periods specified in Annex 6, then, on 10 (ten) days' notice being given by SIEMENS to RADVISION (unless the solution is provided within said 10 (ten) days notice period), no royalties or proportional maintenance fees due under this AGREEMENT shall be owed by SIEMENS with regard to the defective SOFTWARE PRODUCT portion for the period starting after the 10 days notice period has elapsed until a code correction or a circumvention for the error is made available to SIEMENS. SIEMENS is entitled to recover from RADVISION the respective payments, if they were already made prior to the expiry of the notice period.

7.4 If RADVISION fails more than 2 (two) times to correct the same error, SIEMENS may, notwithstanding any other remedies under this AGREEMENT or applicable law, terminate this AGREEMENT with regard to such defective SOFTWARE PRODUCT, without prejudice to the other provisions of the AGREEMENT. Particularly the right of SIEMENS to terminate the entire AGREEMENT under Clause 17 shall remain unaffected. In case of termination, SIEMENS may disclaim any right to such defective SOFTWARE PRODUCT and any copies made thereof to


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       RADVISION, and SIEMENS shall be entitled (i) if the error is to be classified as "Fatal" or "Severe Impact" as set out in Annex 6, to a refund of any payments made to RADVISION under this AGREEMENT with regard to the defective SOFTWARE PRODUCT, or (ii) if the error is to be classified as "Degraded Operations" or "Minimal Impact" as set out in Annex 6, to a refund of any royalty fees paid under this AGREEMENT with regard to such defective SOFTWARE PRODUCT. Clause 17.4 shall apply accordingly to such termination.

7.5 NO WARRANTY SHALL APPLY TO DEFECTS, FAILURES, DAMAGES, OR LOSSES RESULTING FROM CORRECTIONS, REPAIRS OR SERVICE WHICH CAN BE DEMONSTRATED THAT IS NECESSITATED BY:

       (1st) SIEMENS' OR THE ULTIMATE USER'S SYSTEM, OTHER EQUIPMENT OR ITS USE;

       (2nd) ANY ACT OR OMISSION BY ANYONE OTHER THAN RADVISION;

       (3rd) POWER SHORTAGES OR IRREGULARITIES;

       (4th) MODIFICATION OF THE SOFTWARE PRODUCT BY ANYONE OTHER THAN
       RADVISION;

       (5th) OR ANY OTHER CAUSE BEYOND RADVISION'S CONTROL.

       In any such case, RADVISION shall nevertheless on request of SIEMENS eliminate any defect of the SOFTWARE PRODUCT or EMBEDDED PRODUCT, provided that SIEMENS shall be charged for such work according to the fees for technical support as set out in Annex 5.

7.6 RADVISION hereby warrants and represents that the SOFTWARE Product is "Year2000 Conform".

       "Year2000 Conform" or "Year2000 Conformity" shall mean that neither performance nor functionality is affected by dates prior to, during and after the year2000.
       In particular:
       Rule 1. - No value for current date will cause any interruption in operation.
       Rule 2. - Date-based functionality must behave consistently for dates prior to, during and after year2000.
       Rule 3. - In all interfaces and data storage, the century in any date must be specified either explicitly or by unambiguous algorithms or inferencing rules.
       Rule 4. - Year 2000 must be recognized as a leap year.
       [THE FOREGOING DEFINITION IS MADE IN ACCORDANCE WITH THE YEAR2000 CONFORMITY DEFINITION ISSUED BY THE BRITISH STANDARDS INSTITUTION]

       A. If RADVISION gets knowledge of information which might cause doubts regarding the Year2000 Conformity of the PRODUCTS, RADVISION shall promptly inform SIEMENS in writing about such information under the following address:

       B. In case the SOFTWARE PRODUCT does not comply with the warranty and representation set out above, RADVISION shall assume liability for any and all damages resulting therefrom, including any and all related damages to SIEMENS' customers. In the event, RADVISION shall,, without any cost for SIEMENS, and without any undue delay perform best efforts to establish "Year2000 Conformity" regarding any and all of the SOFTWARE PRODUCTS concerned. Except in cases of product liability or willful or gross negligent actions and/or omissions, the total liability assumed by RADVISION for damages resulting from non-compliance of the SOFTWARE PRODUCTS with this warranty and representation, however, shall be limited to an overall maximum amount which is equivalent to 20 % (twenty percent) of the accumulated value of SOFTWARE PRODUCTS purchased by SIEMENS from RADVISION until expiry of this warranty and representation but shall not be less than the equivalent of $150,000 (hundred and fifty thousand). The term "value of SOFTWARE PRODUCTS" shall include any lump sum and royalty fees to be paid by SIEMENS for the SOFTWARE PRODUCT, whereby value added tax on such amounts shall not be taken into account. RADVISION is not entitled to retain any payments for damages before August 31, 2001 with reference to the above described limitation of liability. If it is evident after August 31, 2001 that the amount of payment for damages by RADVISION exceeds the above described limitation of liability, SIEMENS shall promptly balance the difference.

              If RADVISION does not, within a reasonable period of time, not to exceed thirty (30) working days, establish "Year2000 Conformity" nor bypasses any deficiencies with regard to "Year2000 Conformity" in a manner reasonably acceptable to SIEMENS and its customers, the regulations of Clause 7.4 shall apply.

       C. The warranty and representation contained in this Clause 7.8 herein shall be valid until the end of August 31, 2001.


       D. The foregoing paragraphs A up to and including D shall remain unaffected by any contractual provisions to the contrary contained in this AGREEMENT.

7.9 ALL THE WARRANTIES ABOVE ARE EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

8      PAYMENT, RECORD KEEPING, REPORTS, AUDIT

8.1 In consideration of the license granted hereunder and all other rights granted in this AGREEMENT, SIEMENS shall pay the lump sum and royalty fees according to Annex 5.

       SIEMENS shall pay to RADVISION

       - a lump sum as set out in Annex 5 (the "Lump Sum") as aggregate one time payment for all the SOFTWARE PRODUCTS,
       -      a royalty fee as set out in Annex 5,
       -      an annual maintenance fee as set out in Annex 5.

8.2 Lump Sum - SIEMENS shall issue a purchase order within 10 days after signing of the AGREEMENT for the amount of 75% of the total Lump Sum, this amount shall be paid within 30 days from the date of receipt of respective invoice. SIEMENS shall issue another purchase order immediately upon the acceptance of the SOFTWARE PRODUCTS as per Clause 6 for the remaining balance of 25% of the total Lump Sum, this amount shall be paid within 30 days from the date of receipt of respective invoice.

8.3 Royalty fees - Following the signing of this AGREEMENT by both Parties, SIEMENS shall prepare a statement in respect of each calendar quarter (ending on March 31st, June 30th, September 30th and December 31st) or part thereof, detailing the number of copies of the EMBEDDED PRODUCT sold/distributed and the number of ports (concurrent calls) per EMBEDDED PRODUCT, and the amount of royalties due to RADVISION, according to the per unit royalty fees in Annex 5. Such a statement shall be submitted to RADVISION within thirty (30) days of the end of the calendar quarter or part thereof to which it relates. Upon receipt by RADVISION of the preceding statement, RADVISION shall invoice SIEMENS via proper written invoice, for the royalty fees due and payable. SIEMENS agrees to pay to RADVISION, no later than thirty (30) days from receipt of the invoice, payment for the royalty fees due and payable.

8.4 The annual maintenance fee required pursuant to Clause 11 shall be invoiced yearly by RADVISION at the beginning of each 12 months period starting with delivery of the SOFTWARE PRODUCTS and the SYSTEM DOCUMENTATION and paid within thirty (30) days thereafter by

       SIEMENS. The invoice shall be accompanied by a statement and reference number to the invoice issued.

8.5 Each report by SIEMENS shall be accompanied by a statement explaining the computation of the royalties and number of copies made.

8.6 Not more than once a year, RADVISION may designate an independent certified public auditor who executes upon request by SIEMENS an appropriate confidentiality AGREEMENT, to inspect the records of SIEMENS directly relevant to the computation of the royalties due under this AGREEMENT during SIEMENS' regular business hours to determine the accuracy of all payments so far made by SIEMENS hereunder.

       Any and all expenses of such audit shall be borne by RADVISION unless audit discloses an underpayment of more than 5 (five) percent in which case SIEMENS shall bear the reasonable expenses incurred by RADVISION.

       Any payments made shall be conclusively presumed accurate after 3 (three) years from date of delivery to RADVISION by SIEMENS of the respective report and shall be excluded from auditing. RADVISION undertakes to provide that any and all statements or records or notes disclosed to the auditor shall be held in confidence by the auditor and RADVISION as CONFIDENTIAL INFORMATION of SIEMENS.

8.7 Any and all payments, including maintenance fees hereunder shall be in US-$, and shall be considered as properly given or made if by electronic funds transfer to a RADVISION designated U.S. $ bank account.

8.8 Any and all taxes, charges and/or other duties (henceforth "Taxes") imposed on RADVISION with respect to any payments to be made by SIEMENS to RADVISION under or in connection with this AGREEMENT, shall be borne and paid by RADVISION. If required by the laws of Germany, SIEMENS may deduct Taxes imposed in Germany on RADVISION with respect to such payments from the payments due hereunder and pay such Taxes on behalf of RADVISION. To the extent SIEMENS has so deducted and paid Taxes on behalf of RADVISION, SIEMENS shall, if so requested by RADVISION, submit to RADVISION official tax receipts issued by the German tax authorities and evidencing the payment by SIEMENS of Taxes in Germany on behalf of RADVISION.

       To the extent the Double Taxation Convention between Germany and Israel entitles RADVISION to claim a reduction of or an exemption from Taxes imposed on and to be paid by RADVISION according to the laws of Germany, SIEMENS shall use reasonable efforts to support RADVISION in obtaining a tax reduction/exemption certificate (or the like) from the German tax authorities, if so required by the aforementioned Double Taxation Convention and/or German tax law to validate the aforementioned claim for tax reduction/exemption. As long as SIEMENS has not received copy of such tax reduction/exemption certificate from RADVISION, the regulations of the foregoing clause shall apply.

8.9 The AGREEMENT may be amended to include further software products and new categories of products as set forth in Annex 5.

8.10 SIEMENS has the option to pay a fixed annual royalty fee (hereafter called "Buy-Out Fee") for each fiscal year (from October 1st through September 30th) instead of paying RADVISION royalty fees. The Parties negotiate such Buy-Out -Fee at a later stage in good faith.

8.11 Late Payment Charges. RADVISION reserves the right to levy an interest charge for outstanding accrued moneys, duly to be paid hereunder, not received in accordance with payment terms as described above. This charge will take the form of base interest at a monthly compound rate as published by the European Central Bank on all amounts outstanding for more than 60 (sixty) days from the due date of payment. Interest will be due on the 61st (sixty first) day for the preceding 60 (sixty) days and thereafter levied monthly or part-monthly until arrears plus interest have been cleared. This charge applies to amounts of lump sum, and/or royalty fee, and/or Buy-Out Fees and/or maintenance fees payments.

9      INDEMNIFICATION

9.1 RADVISION represents and warrants that RADVISION holds any and all rights, title and interest in and to the SOFTWARE PRODUCTS and the SYSTEM DOCUMENTATION and that RADVISION is entitled to grant the rights and licenses herein, and that as of the EFFECTIVE DATE there are - to the best of RADVISION's knowledge - no claims, disputes, suits, arbitral or other proceedings pending or anticipated which may affect either the rights and licenses granted hereunder or the warranties and representations made hereunder by RADVISION.

       In particular, RADVISION represents and warrants that the SOFTWARE PRODUCTS and SYSTEM DOCUMENTATION do not infringe upon any copyright, patent or any other proprietary right of any third party and do not violate the trade secret rights of any third party.

       This warranty applies mutatis mutandis to any alteration of the SYSTEM DOCUMENTATION.

9.2    RADVISION shall, at its sole cost, defend, indemnify and hold harmless
       SIEMENS

       - if no RELATED COMPANY is involved from any and all claims, disputes, proceedings, suits, actions, costs, expenses, damages, penalties (henceforth collectively referred to as "claim") finally awarded resulting from any breach of any warranty in Clause 9.1 and

       - If a RELATED COMPANY is involved from any and all claims, disputes, proceedings, suits, actions, costs, expenses, damages, penalties (henceforth collectively referred to as "claim") resulting from any breach of any warranty in Clause 9.1 and, provided that

       - SIEMENS notifies RADVISION in writing without undue delay after becoming aware of such claim;

       - SIEMENS provides RADVISION with the sole control and authority - as far as legally possible and always provided that such procedure does not adversely affect material business interests of SIEMENS to defend and settle such claim; SIEMENS may participate in any such settlement negotiation;

       - SIEMENS at RADVISION's expense cooperates to a reasonable extent in the defense and settlement as requested by RADVISION; and

       - SIEMENS does not of its own accord acknowledge or accept such claim from any third party.

       - SIEMENS does not reach to any settlement or agreement of any kind with respect to said claim without RADVISION's prior written consent.

9.3 Should RADVISION be in breach of any warranties in Clause 9.1 including but not limited if a temporary or final injunction is obtained against the use of the SOFTWARE PRODUCT or the SYSTEM DOCUMENTATION or any portion thereof, RADVISION will at its sole cost and at its option,

       - procure to SIEMENS the right to continue to exercise the rights stated in Clauses 2 and 3 of this AGREEMENT;

       - replace or modify the SOFTWARE PRODUCT and SYSTEM DOCUMENTATION or the infringing portion thereof without undue delay such that they no longer infringe any right of any third party, as long as the performance and functionality of the SOFTWARE PRODUCT and SYSTEM DOCUMENTATION is not adversely affected by such replacement or modification and the SOFTWARE PRODUCT and SYSTEM DOCUMENTATION continue to materially conform with the specifications and criteria as set forth in Annexes 1, 2, 3 and 4; or

       -      refund any payments hereunder.

9.4    The indemnity in this Clause 9 shall not apply to

       - infringements caused by any use of the SOFTWARE PRODUCT in combination, operation, or use with any machine, program or other material not designated for use with the SOFTWARE PRODUCT or otherwise as agreed by the Parties;

       - modifications of the SOFTWARE PRODUCT and / or the SYSTEM DOCUMENTATION made by SIEMENS and/or its RELATED COMPANIES if these modifications have obviously caused the relevant infringement. ,Said modifications shall also include modifications which were performed by RADVISION for and on behalf of SIEMENS according to SIEMENS' specifications as detailed in a written agreement.

9.5 All RADVISION's obligations set forth in Clauses 9.1-9.4 above are SIEMENS' sole and final remedy for any claim regarding infringement under Clause 9.1.

10     PRODUCT LIABILITY AND FORCE MAJEURE

10.1 If the use of the SOFTWARE PRODUCT should result in third party claims resulting from product liability, against SIEMENS, RADVISION shall indemnify, defend and hold harmless SIEMENS

       - if no RELATED COMPANY is involved against the damages finally awarded, except in case RADVISION can demonstrate that such liability results from a material breach of this AGREEMENT, willful misconduct or from gross negligence of SIEMENS and

       - If a RELATED COMPANY is involved against the damages, except in case RADVISION can demonstrate that such liability results from a material breach of this AGREEMENT, willful misconduct or from gross negligence of SIEMENS, provided that

       - SIEMENS notifies RADVISION in writing without undue delay after becoming aware of such claim;

       - SIEMENS provides RADVISION with the sole control and authority - as far as legally possible and always provided that such procedure does not adversely affect material business interests of SIEMENS to defend and settle such claim; SIEMENS may participate in any such settlement negotiation;

       - SIEMENS at RADVISION's expense cooperates to a reasonable extent in the defense and settlement as requested by RADVISION; and

       - SIEMENS does not of its own accord acknowledge or accept such claim from any third party.

       - SIEMENS does not reach to any settlement or agreement of any kind with respect to said claim without RADVISION's prior written consent.

10.2 Neither Party shall be liable for inability to perform its obligations under this AGREEMENT, excluding any payment obligation, to the extent such inability is due to Force Majeure, including but not limited to Acts of God, general labor disputes, riots, unforeseeable circumstances beyond the reasonable control of a Party.

       Each Party shall give the other Party prompt written notice of the occurrence of any event of Force Majeure that may cause delay hereunder, and the date of performance by any Party that gives such notice shall be extended for a period not exceeding the period of delay caused by the event of Force Majeure thus identified and the facts of which are demonstrated by the Party giving such notice.

       If a Force Majeure event shall continue for more than 6 (six) consecutive months rendering either Party unable to perform its obligations under this AGREEMENT, each Party may terminate this AGREEMENT pursuant to Clause 17.2 below.

11     MAINTENANCE

11.1 RADVISION shall maintain the SOFTWARE PRODUCTS as delivered by RADVISION in accordance with the detailed provisions of Annex 6. RADVISION shall help diagnose any error raised in modified SOFTWARE PRODUCTS and EMBEDDED PRODUCTS. In case RADVISION demonstrates to SIEMENS' reasonable satisfaction that the error is not in the part delivered by RADVISION it shall be SIEMENS' responsibility to maintain and fix the error. RADVISION will provide the maintenance service by appropriately skilled employees who are familiar with the SOFTWARE PRODUCTS.

       Regarding errors which can be demonstrated by RADVISION are in those parts of the SOFTWARE PRODUCTS that were modified by SIEMENS, RADVISION may charge SIEMENS for the elimination of such errors according to the rates for technical support as set out in Annex 5.

       RADVISION shall be responsible for quality assurance of the further development of the SOFTWARE PRODUCTS.

11.2   The software maintenance service comprises in particular

       - the submission of service reports upon reporting of a problem or question
       - telephone consulting with a view to identifying the error for the generation of diagnostic documentation via hot line;
       -      support via teleservice;
       -      elimination of errors;
       -      use of the web and email service to RADVISION's service center,
       -      supply of UPDATES free of additional charge; and
       -      supply of UPGRADES at additional charge on SIEMENS' request.

11.3 In particular, RADVISION shall provide SIEMENS with MODIFICATIONS, BUG FIXES, UPGRADES (subject to additional payment) and UPDATES which contain developments and MODIFICATIONS pursuant to fault correction and functional enhancement. Such MODIFICATIONS, BUG FIXES, UPGRADES and UPDATES shall not adversely affect the functionality or performance of the SOFTWARE PRODUCTS.

       RADVISION intends to discuss with SIEMENS its SOFTWARE PRODUCTS road maps which may adversely affect SIEMENS' business. RADVISION may upon its sole discretion consider SIEMENS' proposals.

11.4 RADVISION's maintenance service shall as well apply in relation to all MODIFICATIONS , BUG FIXES, UPDATES and UPGRADES delivered.

11.5 SIEMENS and its RELATED COMPANIES will communicate any requests for support through one of the support centers. SIEMENS will name three contact persons for each support center who are responsible for communicating the requests of this support center. SIEMENS will notify RADVISION of any change regarding those contact persons.

11.6 Only the contact persons from the support centers shall be entitled to communicate to RADVISION suspected errors in the SOFTWARE PRODUCTS along with all information available in order to reproduce the errors on a REFERENCE ENVIRONMENT or the EMBEDDED PRODUCT. Depending on the error category, RADVISION agrees to respond and to perform best efforts to correct such errors in the manner and within the time periods given in Annex 6.

11.7 Should RADVISION be unable to provide a solution for errors within the time periods specified in Annex 6, then, on 10 (ten) days' notice being given by SIEMENS to RADVISION (unless the solution is provided within said 10 (ten) days notice period), no maintenance fees due under this AGREEMENT shall be owed by SIEMENS for the period starting after the 10 days notice period has elapsed until a code correction or a circumvention for the error is made available to SIEMENS. SIEMENS is entitled to recover from RADVISION the respective payments, if they were already made prior to the expiry of the notice period.

11.8 If RADVISION fails more than 3 (three) times to correct the same error, SIEMENS with regard to the defective SOFTWARE PRODUCT portion may, at its option and notwithstanding any other remedies in this Clause 11 or any other right it may have under applicable law:

       - recover from RADVISION (i) if the error is to be classified as "Fatal" or "Severe Impact" as set out in Annex 6 any royalty and proportional maintenance fee payments made to RADVISION under this AGREEMENT in the last 12 months (ii) if the error is to be classified as "Degraded Operations" or "Minimal Impact" as set out in Annex 6, any proportional maintenance fees paid under this AGREEMENT in the last 12 months, or

       - if the error is classified as "Fatal" or "Severe Impact" as set out in Annex 6 terminate this AGREEMENT with regard to the maintenance of such defective SOFTWARE PRODUCT or with regard to all SOFTWARE PRODUCTS without prejudice to the other provisions of the AGREEMENT. Particularly the right of SIEMENS to terminate the entire AGREEMENT under Clause 17 shall remain unaffected. In case of termination, SIEMENS may disclaim any right to such defective SOFTWARE PRODUCT and any copies made thereof to RADVISION, and SIEMENS may reclaim any royalty and maintenance fee payments made to RADVISION under this AGREEMENT in the last 12 months. Clause
              17.4 shall apply accordingly to such termination.

11.9 Upon becoming aware thereof, RADVISION will promptly notify SIEMENS of any bugs and errors in the serviced SOFTWARE PRODUCTS. RADVISION has established a single support center for the placing of bug and error reports and for other requests to RADVISION's support center for maintenance services for the serviced SOFTWARE PRODUCTS.

11.10 The maintenance services for the SOFTWARE PRODUCTS, set forth in this AGREEMENT, are subject to the payment of the maintenance fees set out in Annex 5 and will be provided by RADVISION for a period of 1 (one) year following the last payment of maintenance fees for a support center, unless such maintenance is terminated pursuant to this AGREEMENT.

       Maintenance services will be provided to the SOFTWARE PRODUCTS for a release that is current within eighteen (18) months on request of one of the designated support centers.

12     TECHNICAL SUPPORT; TRAINING

12.1 RADVISION agrees to provide on request of SIEMENS technical support and training to SIEMENS' software support and development personnel for the SOFTWARE PRODUCT.

12.2 RADVISION shall, on request of SIEMENS, provide training of SIEMENS' and / or RELATED COMPANIES' and / or DISTRIBUTORS personnel in all matters relating to the SOFTWARE PRODUCTS, including but not limited to product features and use, at reasonable rates not to exceed the training rates set out in Annex 5.

       RADVISION shall provide 5 days training a year for a group of 25 persons for each SIEMENS' support center at no charge to SIEMENS and RELATED COMPANIES and / or DISTRIBUTORS, provided that SIEMENS shall bear travel-related expenses of its own personnel in this regard.

       All such training shall be conducted at facilities of SIEMENS or RELATED COMPANIES at SIEMENS' discretion.

12.3 RADVISION is prepared to provide pre- and post-sales technical support to SIEMENS for the SOFTWARE PRODUCTS, included but not limited to the development of country specific versions of the SOFTWARE PRODUCTS. This service shall be provided by RADVISION at SIEMENS' request to SIEMENS and RELATED COMPANIES according to the terms agreed on a case by case basis. RADVISION will provide SIEMENS with primary and secondary points of contact for such pre- and post-sales technical support during RADVISIONs' normal business hours. All such technical support will take the form of telephone calls, correspondence, remote log-in by RADVISION into SIEMENS' computer systems, or visits by RADVISION's technical staff to SIEMENS' technical staff. SIEMENS shall pay for such services according to the rates for additional technical support as set out in Annex 5.

12.4 For larger systems or for END-USERS purchasing on a large scale, SIEMENS and/or RELATED COMPANIES may want to secure RADVISION's assistance to make additional changes to the configuration of the SOFTWARE PRODUCT. RADVISION is willing to assist SIEMENS and/or its RELATED COMPANIES.

       If RADVISION and SIEMENS are unable to reach agreement on the terms of any projects, including responsibility for payment of costs of the modification of the SOFTWARE PRODUCT, or if the performance of the project is expected to interfere with projects already in progress or planned by either Party, then either SIEMENS or RADVISION may refer such project for review by a committee consisting of one senior technical manager designated by each Party. The committee shall review the scope and objectives of existing projects, determine the minimum necessary changes to the proposed scope of a project in order to avert or reduce prejudice to either Party's interests, and the relative priority of performance and completion of such project in the light of each Party's critical needs.

12.5 For at least eighteen (18) months after a SOFTWARE PRODUCT's UPDATE or UPGRADE has been accepted by SIEMENS, RADVISION shall provide software support to SIEMENS for the immediately preceding UPDATE and UPGRADE, if any, of such SOFTWARE PRODUCT.

12.6 RADVISION shall inform SIEMENS of RADVISION's engineering contact who shall serve as liaison with SIEMENS for software engineering support.

13     CONFIDENTIALITY, MEDIA RELEASES

13.1 Subject to the provisions set out in this AGREEMENT, the Parties agree to maintain in confidence any and all CONFIDENTIAL INFORMATION with the same degree of care with which they treat and protect their own proprietary information (but not less than reasonable care as applied by a prudent businessman).

13.2 Neither Party will use the CONFIDENTIAL INFORMATION except in the course of exercising its rights or fulfilling its obligations hereunder, nor will it disclose such information to third parties. SIEMENS is prohibited from, and shall not, develop, market or sell any COMPETITIVE PRODUCT by using CONFIDENTIAL INFORMATION of RADVISION. As third parties under this AGREEMENT shall not be deemed RELATED COMPANIES and DISTRIBUTORS who are bound by confidentiality obligations at least as strict as the confidentiality obligations of this Clause 13. The receiving Party may disclose confidential Information to such END-USER and parties contracting with the receiving Party as may be necessary for the fulfillment of its obligations/using of its rights under this AGREEMENT but only if they are bound by confidentiality obligations at least as strict as the confidentiality obligations of this Clause 13.

13.3 The confidentiality obligations hereunder shall not extend to any items of information which the receiving Party demonstrates that (1) now or hereafter may be in the public domain by acts not attributable to the receiving Party, (2) were in the possession of or known to the receiving Party prior to receipt from the furnishing Party, (3) have been lawfully received from other sources, provided such other source did not receive it as a result of a breach of confidentiality obligations towards the Party whose information is concerned, or (4) have been independently developed by the receiving Party and not as a result of a breach of this AGREEMENT, or (5) have to be disclosed to a public authority due to mandatory law, provided that the furnishing Party is given prompt notice before such disclosure.

13.4 The confidentiality obligations shall - irrespective of the term of this AGREEMENT - expire 5 (five) years after the date on which the respective information was furnished.

13.5 Both Parties acknowledge that the unauthorized disclosure of such CONFIDENTIAL INFORMATION could cause irreparable harm and significant injury to the other Party which may be difficult to ascertain. Accordingly, both Parties shall indemnify each other against any loss and expense arising due to such unauthorized disclosure. Furthermore, both Parties agree that they shall have the right to obtain an immediate injuction enjoining any such unauthorized disclosure.

13.6 Media releases or other information on the conclusion and the content of this AGREEMENT shall only be made available to third parties, particularly the media, with the prior approval of the other Party.

13.7 SIEMENS shall not copy, in whole or in part, the SOURCE CODE of the SOFTWARE PRODUCTS and the SYSTEM DOCUMENTATION except as explicitly permitted herein and furthermore for internal backup or archival purposes only.

14     EXPORT CONTROL

SOFTWARE PRODUCTS and SYSTEM DOCUMENTATION may be subject to special permits in accordance with the export regulations of the United States of America, Germany, the European Union (EU) or any other state, in particular when re-exported to third countries.

Both Parties therefore undertake to comply with such export control regulations per delivery product, as defined in Annex 7. RADVISION shall advise and help SIEMENS to comply with said export control regulations at SIEMENS` expense.

15     NOTICES

15.1 Any notices, authorizations and requests in connection with this AGREEMENT shall be in writing and delivered personally or sent by telefax or postal mail. Any notices given pursuant to this AGREEMENT shall be in English.

15.2   Any notices to be sent to RADVISION shall be addressed as follows:

       RADVISION Ltd.
       24 Raoul Wallenberg Street, Tel Aviv,
       Israel
       Attn: Adit Tevel
       Cc: Legal Department
        Fax: +972-3 648 9973
        Phone: +972-3 765 9820

15.3   Any notices to be sent to SIEMENS shall be addressed as follows:

       Siemens Aktiengesellschaft
       Hofmannstr. 51,
       D-81359 Muenchen
       Germany

       For Technical issues :
       Attn: Mr. Bitzinger
       Fax: +49-89 722 23847
       Phone: +49-89 722 23846

       For any other issue:
       Attn: Mr. Sentuerk
       Fax: +49-89 722 47018
       Phone: +49-89 722 49251

15.4 The names given above are for convenience purposes only and shall not delay the effectiveness of notices in the event of this person's absence.

16     ARBITRATION, GOVERNING LAW

16.1 All disputes arising out of or in connection with this AGREEMENT including any question regarding its existence, validity or termination, shall be settled by an amicable effort on the part of both Parties. An attempt to arrive at a settlement shall be deemed to have failed as soon as one of the Parties so notifies the other Party in writing.

       If such an attempt has failed, all disputes arising out of or in connection with this AGREEMENT, including any question regarding its existence, validity or termination, shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce, Paris
       (ICC) by 3 (three) arbitrators appointed in accordance with said Rules. Each Party shall nominate one arbitrator to be confirmed by the competent authority under the applicable Rules (Appointing Authority). Both arbitrators shall agree on the third arbitrator within thirty days. Should the two arbitrators fail, within the above time-limit, to reach agreement on the third arbitrator, he shall be appointed by the Appointing Authority. If there are two or more defendants, any nomination of an arbitrator by or on behalf of such defendants must be by joint agreement between them. If defendants fails within the time-limit fixed by the Appointing Authority to agree on such joint nomination, the proceedings against each of them must be separate. The seat of arbitration shall be Zurich, Switzerland. The procedural law of this place shall apply where the Rules are silent.

       The language to be used in the arbitration proceeding shall be English.

16.2 All disputes shall be settled in accordance with the provisions of this AGREEMENT and all other agreement regarding its performance, otherwise in accordance with the substantive law in force in France without reference to other laws, with regard to the validity and scope of IP RIGHTS in accordance with the mandatory law of the country where such IP RIGHTS have been originated and/or registered. The application of the United Nations Convention on Contracts for the International Sale of Goods of April 11, 1980 shall be excluded.

16.3   The award of the arbitration shall be final and non-appealable.

17     TERM AND TERMINATION

17.1 The term of this AGREEMENT shall commence on the EFFECTIVE DATE and continue thereafter for a period of 5 (five) years. Thereafter, the term shall automatically be extended by consecutive one year periods unless the AGREEMENT is terminated by one of the Parties giving not less than 3 (three) months prior written notice to the other Party.

17.2 Notwithstanding any other rights such Party may have, either Party may elect to terminate this AGREEMENT for a severe breach of contract by the other Party by giving at least 30 (thirty) days prior written notice to the other Party specifying the nature of such breach; provided that, however, should such severe breach of contract be cured by the other Party within said 30 (thirty)days period such notice shall be of no further force and effect and this AGREEMENT shall not be terminated thereby.

       Without any limitation hereto, the following events shall be deemed to constitute a severe breach of contract:

       - a Party has failed substantially in the performance of any material obligation;

       - any declaration of bankruptcy, any commencement of proceedings to put substantially all business assets into the hands of a trustee or receiver, or any direct or indirect seizure of substantially all business assets.

17.3 MAILTO:In the event RADVISION merges with another company or at least 50% of RADVISION is acquired by a third party which is a competitor of SIEMENS in the field of telecommunication and information technology systems, if substantial rights to the SOFTWARE PRODUCT are transferred to a competitor of SIEMENS in the field of telecommunication and information technology systems or if RADVISION otherwise comes under the direct or indirect influence or control of a competitor active in the field of telecommunication and information technology systems, RADVISION will promptly notify SIEMENS thereof in writing and SIEMENS shall have the right, within 2 (two) months after having knowledge of the above mentioned circumstances to terminate this AGREEMENT entirely or only parts thereof with immediate effect or with effect from the end of a period specified by SIEMENS in its termination notice, however not later than six months after giving notice of the termination.

17.4 Following any termination except termination by RADVISION due to material breach of this AGREEMENT by SIEMENS

       17.4.1 Subject to SIEMENS' compliance with its payment obligations under Annex 5, SIEMENS, its RELATED COMPANIES and DISTRIBUTORS are nevertheless entitled to continue to exercise the rights described in Clause 2 in order to maintain, sell, distribute and/ or otherwise trade EMBEDDED PRODUCTS, if the integration of the SOFTWARE PRODUCT is effected prior to the date of termination or, even after the date of termination, if the sale, distribution or trade of the respective products falls within the ordinary course of business of SIEMENS, its RELATED COMPANIES and DISTRIBUTORS, in particular constitutes the fulfillment of orders arising from existing business dealings before the date of termination. However, these above stated rights shall cease six months after the date of termination at latest. Therefore, the termination of this AGREEMENT shall under no circumstances affect any rights of an END-USER to the EMBEDDED PRODUCT granted to him in accordance with Clause 2 and this Clause 17.4 of this AGREEMENT nor hinder an END-USER from utilizing EMBEDDED PRODUCTS, if these products are traded by SIEMENS, its RELATED COMPANIES and/ or DISTRIBUTORS according to the terms of this AGREEMENT.

       17.4.2 RADVISION shall be obliged for a period of 24 (twenty four ) months after the termination of this AGREEMENT to provide on the request of SIEMENS maintenance and support services at such prices these services are usually provided by RADVISION to customers comparable to SIEMENS at the date of termination.

       17.4.3 In the event of a material breach by SIEMENS which is not remedied within 30 days after receipt by SIEMENS of a written notice specifying the nature of such breach, RADVISION shall have the right to immediately terminate all SIEMENS' rights under Clause 17.4 by written notice.

17.5 In case of a termination for default by RADVISION including but not limited to breach of contract as described in Clause 17.2 and in case of a termination as described in Clause 17.3, RADVISION hereby grants SIEMENS in addition to the rights and entitlements described in Clause
       17.4 above subject to all other terms of this AGREEMENT the world-wide, perpetual, non-exclusive, non-transferable, irrevocable right to use, copy, port and modify and/or to have used, copied, modified the SOFTWARE PRODUCTS exclusively for the purposes of remedying of operating defects and/ or otherwise servicing and maintaining the SOFTWARE PRODUCTS and the EMBEDDED PRODUCTS, if the SOFTWARE PRODUCT is shipped to the END-USER according to the terms of this AGREEMENT.

17.6 SIEMENS may elect to terminate this AGREEMENT with regard to all or part of the maintenance and technical support and training services, or the respective services for one UPDATE/UPGRADE of the SOFTWARE PRODUCT at the end of each calendar year giving at least 30 (thirty) days prior written notice to RADVISION. In such case, the remainder of the AGREEMENT shall remain in full force and effect with respect to the other SOFTWARE PRODUCTS.

       Any and all obligations of the Parties with respect to CONFIDENTIAL INFORMATION, liability, warranty, indemnification for violation of IP RIGHTS, arbitration, governing law, payment due and owed at the date of termination shall survive expiration or termination of this AGREEMENT.

       Termination of this AGREEMENT which is not due to SIEMENS' breach of obligations under this AGREEMENT, shall not affect any rights granted hereunder to SIEMENS and its RELATED COMPANIES as per Clause 2.1 to use the SOURCE CODE for maintaining the EMBEDDED PRODUCTS.

18     ISO STANDARDS

18.1 RADVISION is certified according to ISO 9002 and has implemented such standards for the performance of its obligations hereunder. Nevertheless SIEMENS may request alterations to quality procedures, development or workmanship standards in order to improve the overall SOFTWARE PRODUCT quality and RADVISON shall use best efforts to comply with such request.

       18.1.1     General Inspection System

       If SIEMENS so request it shall be entitled once a year to review, at RADVISION's premises, RADVISON's quality and inspection system.

       18.1.2     Development Site/Factory Inspection Test of SOFTWARE PRODUCTS

       If SIEMENS requests it shall be entitled once a year to perform a development site/factory inspection, such inspection will be performed at RADVISION's premises. The time, place and procedure of the development site/factory inspections will be agreed upon between the Parties reasonably in advance. All expenses accruing in connection with the development site/factory inspection shall be borne by RADVISON, except for the travel, lodging and living expenses incurred by the participants of SIEMENS.

19     MISCELLANEOUS

19.1 Neither Party may delegate its obligations or assign its rights hereunder without the prior written consent and approval of the other Party, which consent will not be unreasonably withheld; SIEMENS however, subject to prior written notice to RADVISION, may assign, delegate or transfer its obligations and rights hereunder to any of its RELATED COMPANIES without the prior written consent of RADVISION as long as such RELATED COMPANY is not a direct competitor of RADVISION in the field of the H 323 stack. SIEMENS shall notify RADVISION of the names and addresses of any such RELATED COMPANY to which this AGREEMENT has been assigned, delegated or transferred , 30 days in advance in writing. Notwithstanding the above, RADVISION may assign its rights and obligations hereunder to RADVISION Inc. or to RADVISION B.V. Notwithstanding the above, subject to Article
       17.3 above, RADVISION may assign its rights and obligations hereunder to a third party as a result of a M&A transaction.

19.2 This AGREEMENT may not be modified or amended except by written instrument, executed by the duly authorized officers of the Parties. This requirement may only be waived in writing.

19.3 Any provision of this AGREEMENT which may be deemed unenforceable or contrary to applicable mandatory law shall be disregarded in the performance or interpretation of this AGREEMENT, and shall not operate to invalidate any other portion or provision of this AGREEMENT. The Parties undertake to substitute such provision by a provision that to the extent legally possible approximates the intent and economic effect of the unenforceable or invalid provision.

19.4 No failure or delay by either Party in exercising any right, power or remedy under this AGREEMENT, except as specifically provided herein, will operate as a waiver of any such right, power or remedy.

19.5 Each of the Parties hereby represents and warrants that it has full corporate power and authority to enter into this AGREEMENT without the consent of any other person, organization or entity, that this AGREEMENT represents the valid and binding AGREEMENT of the Parties enforceable in accordance with its terms, and that the execution of this AGREEMENT and the consummation of the transactions contemplated herein will not violate a term or condition of any AGREEMENT, contract or commitment to which either of them is a Party, or any order, judgment or decree by which either Party is bound.

       The relationship established between the Parties by this AGREEMENT is that of RADVISION and SIEMENS and each Party will be and act as an independent contractor and not as agent or partner of the other Party for any purpose. Nothing contained herein will in any way make a arty, or that Party's employees or agents into employees or agents of the other Party, and neither Party by virtue of this AGREEMENT shall have any right, power or authority to act or create any obligation, express or implied, on behalf of the other Party. Neither this AGREEMENT, nor any terms and conditions contained herein shall be construed as creating a partnership, a joint venture or an agency or franchising relationship.

19.6 In no event will RADVISION's total liability under this AGREEMENT exceed twice the amounts actually paid to RADVISION by SIEMENS under this AGREEMENT provided that this sum will in no event be higher than US $10,000,000, and except as otherwise specifically stated to the contrary herein in no event shall either Party be liable for indirect, incidental, or consequential damages. The limitations of liability in this AGREEMENT shall not apply if damages are caused by willful misconduct or gross negligence of a party hereto.

19.7 The terms and conditions set forth in this AGREEMENT constitute the entire agreement between RADVISION and SIEMENS concerning the subject of this AGREEMENT, provided that the agreements dated March 18, 1997 (PN-agreement), May 6, 1999 (ICN WN CS agreement) and any agreements relating to business units other than Information and Communication Networks are not affected.

IN WITNESS WHEREOF, the Parties hereto have caused this AGREEMENT to be executed in duplicate by their respective duly authorized representatives as set forth below:

Signed for and on behalf of                 Signed for and on behalf of

RADVision Ltd.                              Siemens Aktiengesellschaft

---------------------      ---------------------          ---------------------
Signature                  Signature                      Signature

Name (print)               Name (print)                   Name (print)

Title                      Title                          Title

Date                       Date                           Date

ANNEX 1

specification and criteria of the SOFTWARE PRODUCTS

SOFTWARE PRODUCTS:

1. H.323 Protocol Stack, in a SOURCE CODE form for operating systems as defined in Annex 4:

       H.323 Conference Manager: Layer of abstraction that hides details of implementation of H.245 and H.225 from application. It also provides inter-protocol procedures as described in the ITU-T H.323 recommendation.

       H.225 (Q.931, RAS and RTP/RTCP): Media Stream Packetization and Synchronization for Visual Telephone Systems on Non Guaranteed Quality of Service LANs

       H.245: Control of communications between Visual Telephone Systems and Terminal Equipment.

       H.235: Security Framework for Signaling and Authentication, in SOURCE CODE form for Win 32 and Solaris.

       The SOURCE CODE version for Windows NT will be upgraded to Windows 2000 (and all following versions) when available at no cost.

2. H.323 Software Development Kit, in an OBJECT CODE form for the operating systems Windows NT (including all following versions) and Solaris for Sparc (Version 2.6) (including all following versions if available) and - if and when available - for the other operating systems as defined in Annex 4.

       The SDK includes two compilers: ASN.1 and PDL.

       The ASN.1 compiler compiles a sub-set of the ASN.1 syntax that is defined by the following ITU-T recommendations:

       X.680, X.681, X.682, X.683 which are required to support H.245, H.225 and
       H.450 must be supported.

       The PDL compiler compiles the Protocol Description Language that was developed by RADVISION and defines State Machines that use data structures defined by ASN.1.

3. H.323 Gatekeeper, in a SOURCE CODE and OBJECT CODE form for operating systems Win 32 (Windows 98 and Windows NT), Solaris for Spark as of (12/99) Linux and VXWorks as of Q1 2000

       Gatekeeper Software Toolkit, in a SOURCE CODE form for operating systems Win 32 (Windows 98 and Windows NT), Solaris for Spark as of Q1 2000 Linux and VXWorks as of Q1 2000.

4. H.450 /1/2/3 add-on modul to the H.323 Stack, in a SOURCE CODE form for Win32 and Solaris.

ANNEX 2

SYSTEM DOCUMENTATION

1      STACK AND SDK DOCUMENTS

1.1    H.323 Stack - Programmer's Guide and Reference WORD
1.2    H.323 Protocol Stack - Source Documentation WORD
1.3    H.323 Stack - Porting Functions and Programmer's Guide and Reference WORD
1.4    H.323 Stack - PDK - Protocol Description Kit and Function Reference Guide
       WORD
1.5    Special Unix Guide - WORD

2      GATEKEEPER DOCUMENTS

2.1    Programmer and Reference Manual Framemaker

2.2    Sample Application Document Framemaker
2.3.   H.235 Proxy Plug-in -  Framemaker
2.4    H.450 Plug-In     Framemaker

3        H.450 DOCUMENTS

3.1    H.450 - Programmer's Guide and Reference WORD

ANNEX 4

REFERENCE ENVIRONMENT

Win32 (e.g. Windows 98, Windows NT, and all following versions)
Solaris for Sparc (Version 2.6),
VxWorks,
Linux PC ( Version 2.0.3.)5

The support for following versions of the REFERENCE ENVIRONMENT shall be provided to SIEMENS free of charge if available for the RADVISIONS' SOFTWARE PRODUCTS, otherwise the provisions of Clause 2.7 will apply.

ANNEX 5

LICENSE, MAINTENANCE FEES AND TECHNICAL SUPPORT AND TRAINING RATES

       LUMP SUM, ROYALTY AND MAINTENANCE FEES AND TECHNICAL SUPPORT AND TRAINING RATES

1. LUMP SUM (AGGREGATE ONE-TIME PAYMENT FOR ALL SOFTWARE PRODUCTS) One time Lump Sum for all SOFTWARE PRODUCTS, as defined in Annex 1, of $1,100,000. License fee payments for the SOFTWARE PRODUCTS made prior to the EFFECTIVE DATE will not be refunded to SIEMENS.

2.     ROYALTY FEES PER CATEGORIES

The royalty fees shall be per sold / distributed copy of the EMBEDDED PRODUCT and dependent on the Application Category as detailed in the following table:

-------------------------------------------------------------------------------
APPLICATION            ROYALTY                            ROYALTIES:
CATEGORY:              FEE PARAMETER:

-------------------------------------------------------------------------------
CLIENT HW              Per Client                         1 US-$ per client

-------------------------------------------------------------------------------
CLIENT SW              Per Client                         0,25 US-$ per client

-------------------------------------------------------------------------------
NETWORK                Per Port                           LESS THAN 10K $6/port
                                                          10K-25K $5/port
                                                          >25K $3.5/port

-------------------------------------------------------------------------------
SERVER                 Per client                         $0.30
                       Per concurrent user                LESS THAN 25K $3/C.U.
                                                          > 25K $2.75/C.U.

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
GATEKEEPER (OTHER      Per registered endpoints/clients   $ 0.4 per registered
THAN CARRIER GRADE                                        endpoint / client
GATEKEEPER)

--------------------------------------------------------------------------------

CARRIER GRADE GATEKEEPER

                                                                UNITS


CONCURRENT CALLS [CC]     1 - 500 OR 3 YEARS    501 - 1000 OR 4TH AND 5TH YEAR       > 1000 OR ABOVE 5 YEARS
   < 96                   1,056                 720                                  576
     97 -    256          2,816                 1,920                                1,536
    257 -    512          5,120                 3,584                                2,816
    513 -  1,024          9,216                 6,656                                5,120
  1,025 -  2,000          16,000                12,000                               9,000
  2,001 -  5,000          US $ 7/CC             US$ 5.5/CC                           US$4.25/CC
 5001-10000               US $ 6/CC             US$ 5/CC                             US$ 4/CC
 >10000                   US$ 5/CC              US$ 4/CC                             US$ 4/CC


The royalty fees shall be dependent on the # of units and the # of concurrent calls that a unit can handle.
Unit shall be defined as the applicable HW/SW - End User configuration where the Gatekeeper functionality is Installed.
The # of units shall be counted for the duration of the AGREEMENT.
Starting with 4th year after the EFFECTIVE DATE, the royalties in column
(501 - 1,000 Units) shall apply
regardless of the number of units sold/distributed in the first three years. Starting with 6th year after the EFFECTIVE DATE, the royalties in column
(>1,000 Units) shall apply regardless of the number of units sold/distributed in the first five years.
The # of units shall be counted for the duration of the AGREEMENT.

 .


3.       MAINTENANCE FEES (ANNUAL FEES PER SIEMENS SUPPORT CENTER)
SIEMENS agrees to pay to RADVISION, each year during the maintenance term, the following nonrefundable (subject to the provisions of the AGREEMENT) SOFTWARE PRODUCT annual maintenance and support fees:

Annual Maintenance Fee per support enter: $100,000

Minimal Annual amount  $ 300,000  (for minimum  3 supported support centers)

SIEMENS is free how to organize its support centers. Without limitation there are no restrictions regarding locations or products.

4.       RATES FOR ADDITIONAL TECHNICAL SUPPORT

Additional technical support fee provided at RADVISION premises $100 per hour.

Additional technical support fee for On Site $1,000 per day not inclusive of travelling and accommodation expenses to be covered by SIEMENS

5.       RATES FOR ADDITIONAL TRAINING

Additional training fee: $2,000 per day for a group of up to twenty-five persons not inclusive of travelling and accommodation expenses to be covered by SIEMENS

ANNEX 6

MAINTENANCE PROVISIONS

             Maintenance services for the SOFTWARE PRODUCTS include:

* Maintenance releases including BUG FIXES, UPDATES, and certain UPGRADES which RADVISION has expressly agreed to provide as part of the SOFTWARE PRODUCTS maintenance and support services.
* Telephone support. during working hours (Sunday- Thursday , 9:00-18:00; Israel
Time); RADVISION's services hereunder shall not extend to any SOFTWARE PRODUCT or components thereof which have been subject to misuse, accident or improper installation or maintenance.

The guidelines for handling bug reports and fixing of SOFTWARE PRODUCTS errors shall be handled as follows:

Upon RADVISION's receipt of an error report and verification of the error in the form of the unmodified SOURCE CODE form of the SOFTWARE PRODUCT from SIEMENS, the source code of the SIEMENS software that caused the problem, and detailed log file generated by the SOFTWARE PRODUCT, and provided that the error can be reproduced at RADVISION's premises in Israel, RADVISION shall promptly do best efforts to take the corrective action so as to remedy the reported problems within the following time schedule:


CLASSIFICATION                 REMEDY LEVEL 1                   REMEDY LEVEL 2                REMEDY LEVEL 3
--------------                 --------------                   --------------                --------------
Fatal                          6 business hours (in Israel)     7 business days (in Israel)   Within 60 days**
Severe Impact                  12 business hours (in Israel)    14 business days (in Israel)  70 days**
Degraded Operations            24 business hours(in Israel)     30 days**                     100 days**
Minimal Impact                 24 business hours (in Israel)    60 days**                     150 days**


The bugs/errors are classified by RADVISION and are as follows:

CLASSIFICATION:

Fatal:                Errors preventing all useful work from being done
Severe Impact:        Errors which disable major functions from being performed.
Degraded Operations:  Errors disabling only certain nonessential functions.
Minimal Impact:       All other errors.

REMEDY LEVEL:

First Level Acknowledgment of receipt of error report with written confirmation delivered to "SIEMENS" during the next business day.
Second Level Patch or work around, temporary fix, or update or major release, including applicable SYSTEM DOCUMENTATION changes.
Third Level Official fix, update or major release, including applicable SYSTEM DOCUMENTATION changes.

* If received on a business day during the hours of Monday-Friday, 8:00 AM - 5:00 PM; Israel Time

** A day is defined as a 24 hour period, regardless of whether work is scheduled during that period. It is intended that RADVISION and SIEMENS will work within the framework of these guidelines. In the event that an exceptional circumstance arises, the Parties will discuss the circumstances and mutually agree on the correct course of action to take. Exceptions may include but are not limited to the impossibility of SIEMENS to perform, the severity of the error, or the availability of a more efficient approach.

MAINTENANCE AND SUPPORT SERVICES. Maintenance and support services to be provided by RADVISION to SIEMENS during the maintenance term are as follows:

SOURCE CODE UPDATES, including OBJECT CODE, solely as follows:

UPDATES, as, when, and if available within the maintenance term, to the Call Control program (which includes functionality defined in H.225 and H.245) and the Gatekeeper SOFTWARE PRODUCT to reflect changes in the ITU Recommendation for H.323.

OBJECT CODE UPDATES for those SOFTWARE PRODUCT, initially delivered by RADVISION (per Annex 1), in OBJECT CODE form;

SOURCE CODE UPDATES for those SOFTWARE PRODUCTS, initially delivered by RADVISION (per Annex 1), in SOURCE CODE and OBJECT CODE form; and telephone support. Support may also be provided via facsimile, electronic mail, and/or RADVISION's Worldwide Web site.

Note: Unless otherwise indicated, RADVISION shall provide to SIEMENS only three
(3) copies per release of an UPDATE.

SIEMENS will appoint a technical program manager or technical liaison who will be responsible for coordinating technical interaction between the Parties.

ANNEX 7

EXPORT CONTROL DATA

Product number:
Short description:

1.       Is the product subject to US export control regulations?

         YES: / /   NO:   / /

         If yes: Please give Export Control Classification Number (ECCN):

         ____________________

         Is it a "classified product" or does it contain parts which are on the US Munitions List of the "US Department of State (Office of Defense Trade Controls)"?

         YES: / /   NO: / /

2.       Is the product subject to your national export control regulations?

         YES: / /   NO: / /

         If yes: Please give Export Control Classification Number (ECCN):

         ___________________

3. Please supply the Harmonized Tariff System Number (HTS) or standard international trade classification

         NUMBER: ______________

4. Does the product originate from the European Union according to EU Council Directive 3351/83?

         YES: / /   NO: / /

5. Please give weight of the product without packaging and shipping crate in gram:

         WEIGHT IN GRAM:

         ______________

6.       Please name country of origin :

         ________________________________
         (If there are various countries of origin, please list each single part no. and its country of origin.)

RADVISION LTD.

DATE:    _________________________

BY:      _________________________

TITLE:   _________________________

ANNEX 8:          LIST OF SUB-CONTRACTORS